Guardant Health Announces Preliminary Fourth Quarter and Full Year 2022 Results
Full year clinical and biopharma volumes up 42% and 40% year over year
PALO ALTO, Calif. January 9, 2023 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today announced preliminary, unaudited results for the year ended December 31, 2022.
Full year 2022 preliminary unaudited financial results
For the twelve-month period ended December 31, 2022, as compared to the same period of 2021:
•Revenue of between $447 million and $450 million, an increase of 20%
•Reported 124,800 tests to clinical customers and 26,000 tests to biopharma customers, an increase of 42% and 40%, respectively
Fourth quarter 2022 preliminary unaudited financial results
For the three-month period ended December 31, 2022, as compared to the same period of 2021:
•Revenue of between $124 million and $127 million, an increase of between 15% and 17%
•Reported 36,000 tests to clinical customers and 8,200 tests to biopharma customers, an increase of 41% and 24%, respectively
Cash, cash equivalents and marketable debt securities were $1.0 billion as of December 31, 2022.
“We are very pleased with the strong finish to 2022 that enabled us to post annual volume growth for both clinical and biopharma above 40%, and believe we are well positioned for continued strong double-digit revenue growth in 2023.” said Helmy Eltoukhy, co-founder and co-CEO.
“During the fourth quarter we delivered on a long-term ambition with the positive readout of our ECLIPSE trial. We are thrilled with the strong and positive feedback expressed by guideline members, key opinion leaders, and patient advocacy leaders about the performance of the Shield test in the ECLIPSE trial,” said AmirAli Talasaz, co-founder and co-CEO. “Fueled by this success, we will expand this test to many other cancer types, including lung cancer, the leading cause of death from cancer.”
Guardant Health has not completed preparation of its financial statements for the fourth quarter or full year of 2022. The revenue ranges and test volumes presented in this release for the fourth quarter and the year ended December 31, 2022 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results. The company is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2022, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of the Guardant Health’s consolidated financial statements and related notes as of and for the year ended December 31, 2022, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.
Upcoming events
Guardant Health plans to report its fourth quarter and full year audited financial results for the period ended December 31, 2022 during its February 2023 earnings call.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the Shield™ test, aims to address the needs of individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2021, and any current and periodic reports filed with the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com

Media Contact:
press@guardanthealth.com
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